CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our report on the consolidated financial statements of American International Consolidated Inc., as of April 30, 1996, and April 30, 1997 and for each of the three years in the period ended April 30, 1997, dated July 23, 1997 included herein, in this Registration statement on Form S-1 and to the reference to our firm under the heading "Experts".


/s/  Hein + Associates
----------------------------
HEIN + ASSOCIATES LLP


Houston, Texas
December 30, 1997